Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Form 8-K of our report dated November 26, 2018 with respect to the audited balance sheet of Renewable Technology Solutions, Inc. as of September 30, 2018, and the related statements of operations, changes in stockholder’s deficit, and cash flows for the period from inception (August 22, 2018) to September 30, 2018.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

December 21, 2018

4806 West Gandy Boulevard i Tampa, Florida 33611 i 813.440.6380